     As filed with the Securities and Exchange Commission on May 17, 2000
                                                     Registration No. 333-______
------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                 NETOPIA, INC.
            (Exact Name of Registrant as Specified in Its Charter)
    Delaware                        7373                      94-3033136
(State or other          (Primary Standard Industrial       (I.R.S. Employer
 Jurisdiction of          Classification Code Number)      Identification No.)
of Incorporation
or Organization)

                           2470 Mariner Square Loop
                          Alameda, California  94501
         (Address of Principal Executive Offices, including Zip Code)

                                 NETOPIA, INC.
                            1996 Stock Option Plan
                         Employee Stock Purchase Plan
                           (Full Title of the Plans)

                                Alan B. Lefkof
                     President and Chief Executive Officer
                                 NETOPIA, INC.
                           2470 Mariner Square Loop
                          Alameda, California  94501
                                (501) 814-5100
           (Name, Address and Telephone Number of Agent For Service)

                                  Copies to:
                             C. Kevin Kelso, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                         Palo Alto, California  94306


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------

                                                 Amount       Proposed Maximum        Proposed Maximum      Amount of
                                                 to be        Offering Price Per     Aggregate Offering    Registration
    Title of Securities to be Registered      Registered           Share (2)                Price              Fee
                                                (1)(3)
-----------------------------------------------------------------------------------------------------------------------

1996 Stock Option Plan
     Options                                   1,314,073            N/A                      N/A                N/A
     Common Stock (par value $0.001)           1,314,073          $30.44                 $40,000,382          $10,559

Employee Stock Purchase Plan
     Common Stock (par value $0.001)              50,000          $30.44                 $ 1,521,875           $  402
-----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option Plan (the "Option Plan") and the Employee Stock Purchase Plan (the "Purchase Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Netopia, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Netopia, Inc. as reported on the Nasdaq National Market on May 11, 2000.

(3) Represents (i) 500,000 additional shares reserved for issuance upon exercise of stock options under the Option Plan, and (ii) 814,073 additional shares reserved for issuance upon exercise of stock options under the Option Plan, which amount represents an automatic increase effective January 1, 2000 equal to 5.0% of the number of shares of Common Stock outstanding on the last trading day of calendar year 1999. Also includes 50,000 additional shares available for issuance under the Purchase Plan. Shares issuable upon exercise of stock options under the Option Plan, and shares available for issuance under the Purchase Plan, were previously registered on a registration statement on Form S-8 (file no. 333-61845) filed on August 19, 1998 and a registration statement on Form S-8 (file no 333-74943) filed on March 24, 1999 (the "Prior Form S-8 Registration Statements").

INCORPORATION BY REFERENCE OF PREVIOUS REGISTRATION STATEMENT
-------------------------------------------------------------

     Pursuant to General Instruction E of Form S-8, Netopia, Inc. (the "Registrant") is filing this registration statement with the Securities and Exchange Commission (the "Commission") solely to register an additional 1,314,073 shares under the Option Plan, and an additional 50,000 shares under the Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under those plans and, in the case of the Option Plan, an increase approved by the board of directors and stockholders of the Registrant of 500,000 shares reserved for issuance under the Option Plan. Pursuant to General Instruction E, the contents of the Prior Form S-8 Registration Statements are hereby incorporated by reference into this registration statement. The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

     a. Our Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

     b. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999 and March 31, 2000; and

     c. Our Registration Statement No. 0-28450 on Form 8-A filed with the Commission on May 3, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to our outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.    EXHIBITS.

Exhibit    Exhibit
Number     Title
-------    -----

4.01       Registrant's 1996 Stock Option Plan.

4.02       Registrant's Employee Stock Purchase Plan. (1)

5.01       Opinion of counsel.

23.01      Consent of KPMG LLP, Independent Auditors.

23.02      Consent of counsel is contained in Exhibit 5.01.

24.01 Power of Attorney. Reference is made to page 3 of this Registration Statement.

(1) Incorporated by reference to exhibits filed with Registrant's Registration Statement on Form S-8, file no. 333-74943, filed on March 24, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 17th day of May, 2000.


                                 NETOPIA, INC.

                                 By: /s/ Alan B. Lefkof
                                     ------------------
                                     Alan B. Lefkof
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Netopia, Inc., a Delaware corporation, do hereby constitute and appoint Alan B. Lefkof and James A. Clark, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                               Title                               Date
              ---------                               -----                               ----
Principal Executive Officer:


/s/ Alan B. Lefkof                     President, Chief Executive Officer              May 17, 2000
----------------------------           and Director
Alan B. Lefkof

Principal Financial Officer and
Principal Accounting Officer

/s/ James A. Clark                     Vice President and Chief Financial Officer      May 17, 2000
----------------------------
James A. Clark

Additional Directors

/s/ Reese M. Jones                     Director                                        May 17, 2000
----------------------------
Reese M. Jones



              Signature                         Title                        Date
              ---------                         -----                        ----
/s/ David F. Marquardt                        Director                    May 17, 2000
-------------------------------------
David F. Marquardt


/s/ David C. King                             Director                    May 17, 2000
-------------------------------------
David C. King

                                 EXHIBIT INDEX
                                 -------------

Exhibit    Exhibit
Number     Title
------     -----

4.01       Registrant's 1996 Stock Option Plan.

4.02       Registrant's Employee Stock Purchase Plan. (1)

5.01       Opinion of counsel.

23.01      Consent of KPMG LLP, Independent Auditors.

23.02      Consent of counsel is contained in Exhibit 5.01.

24.01 Power of Attorney. Reference is made to page 3 of this Registration Statement.

(1) Incorporated by reference to exhibits filed with Registrant's Registration Statement on Form S-8, file no. 333-74943, filed on March 24, 1999.